Exhibit 99.1

Saia Reports Third Quarter Earnings per Share of $0.54

JOHNS CREEK, GA. – October 26, 2016 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported third quarter 2016 financial results.

Third Quarter 2016 Compared to Third Quarter 2015 Results

•	Revenue declined by 0.2% to $316 million
•	LTL shipments per workday declined by 1.2%
•	LTL tonnage per workday fell by 2.9%
•	LTL yield increased 3.7%
•	Operating ratio of 92.8 compared to 93.7
•	Operating income increased 14.1% to $22.6 million
•	Net income increased 17.4% to $13.8 million
•	Diluted earnings per share were $0.54 compared to $0.46

“Third quarter operating results reflect our continued pricing discipline and our company-wide efforts aimed at achieving operating efficiencies across all areas of our network.  In the quarter we saw year-over-year improvements in dock, city and linehaul productivity,” said Saia President and Chief Executive Officer, Rick O’Dell.  “The combination of improved productivity with continued positive pricing actions enabled us to post a 90 basis point improvement in our operating ratio in the third quarter compared to third quarter last year.   Rates increased an average of 5.7% on contractual renewals in the quarter and in early October we implemented a general rate increase of 4.9%,” O’Dell added.

“Though the economic environment continues to offer only tepid growth, I was encouraged to see our LTL shipment trend turn positive in September for the first time since February,” O’Dell concluded.

Financial Position and Capital Expenditures

Total debt was $94.2 million at September 30, 2016 and inclusive of the cash on-hand, net debt to total capital was 16.6% compared to 15.6% at September 30, 2015.  Net capital expenditures, including equipment financed with capital leases, in the year-to-date period through September were $142.5 million compared to $114.4 million in the first nine months of 2015.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-499-4035 or 416-204-9269 referencing conference ID #3198861.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through December 21, 2016 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 148 terminals in 34 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve

Saia, Inc. Third Quarter 2016 Results

acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk; (26) and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$789	$124
Accounts receivable, net	143,461	124,222
Prepaid expenses and other	22,152	34,643
Total current assets	166,402	158,989

PROPERTY AND EQUIPMENT:
Cost	1,104,495	995,514
Less: accumulated depreciation	492,577	456,335
Net property and equipment	611,918	539,179
OTHER ASSETS	30,292	31,025
Total assets	$808,612	$729,193

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$48,129	$54,754
Wages and employees' benefits	38,277	27,834
Other current liabilities	50,300	46,360
Current portion of long-term debt	16,695	12,432
Total current liabilities	153,401	141,380

OTHER LIABILITIES:
Long-term debt, less current portion	77,543	56,540
Deferred income taxes	74,091	67,417
Claims, insurance and other	34,687	35,967
Total other liabilities	186,321	159,924

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	234,045	230,593
Deferred compensation trust	(3,229)	(3,102)
Retained earnings	238,049	200,373
Total stockholders' equity	468,890	427,889
Total liabilities and stockholders' equity	$808,612	$729,193

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2016 and 2015
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2016	2015	2016	2015
OPERATING REVENUE	$316,442	$317,199	$918,258	$933,701

OPERATING EXPENSES:
Salaries, wages and employees' benefits	178,687	177,623	524,877	505,817
Purchased transportation	15,657	19,314	42,439	57,212
Fuel, operating expenses and supplies	59,345	65,122	172,411	201,432
Operating taxes and licenses	10,061	9,258	30,227	27,765
Claims and insurance	9,988	9,146	28,949	20,344
Depreciation and amortization	19,927	16,765	56,910	48,525
Operating loss, net	133	126	496	247
Total operating expenses	293,798	297,354	856,309	861,342

OPERATING INCOME	22,644	19,845	61,949	72,359

NONOPERATING EXPENSES (INCOME):
Interest expense	1,183	1,033	3,410	3,126
Other, net	(104)	46	(147)	(19)
Nonoperating expenses, net	1,079	1,079	3,263	3,107

INCOME BEFORE INCOME TAXES	21,565	18,766	58,686	69,252
Income tax expense	7,739	6,989	21,010	25,623
NET INCOME	$13,826	$11,777	$37,676	$43,629

Average common shares outstanding - basic	25,038	24,963	25,022	24,901
Average common shares outstanding - diluted	25,658	25,555	25,625	25,525

Basic earnings per share	$0.55	$0.47	$1.51	$1.75
Diluted earnings per share	$0.54	$0.46	$1.47	$1.71

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2016 and 2015
(Amounts in thousands)
(Unaudited)
	Nine Months
	2016	2015
OPERATING ACTIVITIES:
Net cash provided by operating activities	$117,659	$114,038
Net cash provided by operating activities	117,659	114,038

INVESTING ACTIVITIES:
Acquisition of business, net of cash received	–	(22,238)
Acquisition of property and equipment	(108,871)	(68,835)
Proceeds from disposal of property and equipment	1,046	665
Net cash used in investing activities	(107,825)	(90,408)

FINANCING ACTIVITIES:
Repayment of long-term debt	(3,571)	(3,571)
Borrowing of revolving credit agreement, net	(35)	(20,000)
Proceeds from stock option exercises	248	2,816
Other financing activity	(5,811)	(2,702)
Net cash used in financing activities	(9,169)	(23,457)

NET INCREASE IN CASH AND CASH EQUIVALENTS	665	173
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	124	4,367
CASH AND CASH EQUIVALENTS, END OF PERIOD	$789	$4,540

NON-CASH ITEMS:
Equipment financed with capital leases	$34,683	$23,979

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2016 and 2015
(Unaudited)

					Third Quarter
		Third Quarter		%	Amount/Workday		%
		2016	2015	Change	2016	2015	Change
Workdays					64	64

Operating ratio		92.8%	93.7%

Tonnage (1)	LTL	913	940	(2.9)	14.26	14.68	(2.9)
	TL	182	188	(2.9)	2.85	2.93	(2.9)

Shipments (1)	LTL	1,638	1,658	(1.2)	25.59	25.91	(1.2)
	TL	26	27	(4.7)	0.40	0.42	(4.7)

Revenue/cwt. (2)	LTL	$16.08	$15.51	3.7
	TL	$5.51	$5.87	(6.2)

Revenue/shipment (2)	LTL	$179.17	$175.77	1.9
	TL	$783.61	$820.00	(4.4)

Pounds/shipment	LTL	1,114	1,134	(1.7)
	TL	14,229	13,967	1.9

Length of Haul (3)		789	773	2.1

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

(3) In miles